UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 12, 2014

Date of Report (Date of earliest event reported)

PARATEK PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36066	33-0960223
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Kneeland Street

Boston, MA 02111

(Address of principal executive offices)

(617) 275-0040

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On November 12, 2014, the Audit Committee of the Board of Directors of Paratek Pharmaceuticals, Inc. (the “Company”) approved the dismissal of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm, effective immediately.

The reports of Ernst & Young on the Company’s financial statements for each of the two fiscal years ended December 31, 2012, and December 31, 2013, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s financial statements for each of the two fiscal years ended December 31, 2012, and December 31, 2013, and the subsequent interim periods through November 12, 2014, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of the disagreement in their reports. There were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) during the fiscal years ended December 31, 2012, and December 31, 2013, and the subsequent interim periods through November 12, 2014.

The Company provided Ernst & Young with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that Ernst & Young furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the statements contained herein. A copy of Ernst & Young’s letter, dated November 14, 2014, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 16.1	Letter of Ernst & Young LLP dated November 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARATEK PHARMACEUTICALS, INC.

Date: November 14, 2014	By:	/s/ Michael F. Bigham
		Name:	Michael F. Bigham
		Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 16.1	Letter of Ernst & Young LLP dated November 14, 2014